Exhibit 10.44

FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

This First Amendment (“Amendment”) to the January 9, 2018 Employment Agreement (“Employment Agreement”) between Samer Halawi (the “Executive”) and Intelsat US LLC (formerly known as Intelsat Corporation) is entered into by the undersigned parties.

WHEREAS, effective July 2, 2018, Intelsat Corporation was converted into a limited liability company and was renamed Intelsat US LLC (the “Conversion”); and

WHEREAS, as a result of the Conversion, the name of Executive’s employer is Intelsat US LLC, and all references in the Employment Agreement to the Company are deemed to refer to Intelsat US LLC.

NOW THEREFORE, the parties agree as follows

1.
Effective as of the date of the Conversion, the name of Executive’s employer is Intelsat US LLC, and all references in the Employment Agreement to the Company shall be deemed to refer to Intelsat US LLC.

2.	As amended and modified by this Amendment, the Employment Agreement shall remain in full force and effect.

3.	If there is any conflict between the terms of the Employment Agreement and this Amendment, the terms of this Amendment shall prevail.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of December 28, 2018.

INTELSAT US LLC

By:     /s/ Michelle V. Bryan
Name: Michelle V. Bryan
Title: Executive Vice President, General Counsel, Chief Administrative Officer and Secretary

THE EXECUTIVE

/s/ Samer Halawi
Samer Halawi